BILL OF SALE, ASSIGNMENT AND ASSUMPTION
       (9701 Wilshire Boulevard; Beverly Hills, California)



     This Bill of Sale and Assignment is given pursuant to that certain agreement ("Agreement") dated as of September 1, 1994, between the Seller and Buyer, providing for, among other things, the assignment of the Personal Property, Tenant Leases, Operating Agreements and Intangible Property (defined below).

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership ("Seller"), hereby sells, transfers, assigns and conveys to 9701 WILSHIRE BOULEVARD, INC., a California corporation ("Buyer"), the following:

     1. Personal Property. All right, title and interest of Seller in and to all tangible personal property ("Personal Property"), located upon or about that certain office building complex known as the "9701 Wilshire Boulevard", located in the City of Beverly Hills, County of Los Angeles and State of California (the "Building") (provided, however, except to the extent of Seller's interest in any of the foregoing computer items which are utilized to operate the HVAC or other mechanical systems at the Building, the Personal Property does not include any computer equipment, computer programs or related software).

     2. Leases. All right, title and interest of Seller in and to all leases ("Leases") as defined in the Agreement relating to the Building, or any part of the same and any guarantees, certificates of deposit, security agreements or other collateral, if any, associated therewith, as more particularly set forth in Exhibit "A" attached.

     3. Operating Agreements. All right, title and interest of Seller in and to all contracts, service agreements and other operating agreements ("Operating Agreements") relating to the Building, or any part of the same as more particularly set forth in Exhibit "B" attached hereto.

     4. Intangible Property. All right, title and interest of Seller in and to the names "Mitsui Manufacturers Bank Building" and "9701 Wilshire Boulevard" and all leases, contract rights, agreements, business licenses, permits, tenant lists, advertising material, telephone exchange numbers or other intangible property (collectively, the "Intangible Property") relating to the Building, or any part of the same.

     The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 10B of the Agreement and the indemnifications provided in paragraph 8 of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said property is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     DATED:  As of October ___, 1994.


                         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership

                         By:  JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner


                              By:
                                   Name:  Gary M. Laughlin
                                   Title: Authorized Signatory


     As of this ____ day of October 1994, Buyer hereby accepts the foregoing assignment of Leases and Operating Agreements and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof.


                         9701 WILSHIRE BOULEVARD, INC.,
                         a California corporation


                         By:  ____________________________________
                              Name:  John P. Oswald
                              Title: President